UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2015

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36159	94-3120386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 2, 2015, the Company held its Annual Meeting of Shareholders. Of the 20,919,816 shares outstanding and entitled to vote, 16,244,432 shares were represented, constituting a 77.65% quorum. Shareholders were asked to consider and act upon the following:

(1)	The election of three directors as Class II Directors to serve until the Company’s 2018 Annual Meeting;

(2)	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015; and

(3)	A proposal to approve, by non-binding vote, executive compensation.

Proposal 1, the election of directors, was determined by a plurality of votes cast. All of the Board’s nominees for director were elected to serve until the Company’s 2018 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below. Proposals 2 and 3 each were determined by a majority of votes cast, and each proposal passed by the votes set forth in the applicable table below. The votes for, withheld, against, abstentions, and broker non-votes, where applicable, for each matter are set out below.

(1)	Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Votes
Robert J. Messey	6,724,353	90,155	0	9,429,924
Joseph D. Keegan, Ph.D.	6,718,651	95,857	0	9,429,924
Euan S. Thomson, Ph.D.	6,715,070	99,438	0	9,429,924

(2)	Proposal regarding ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015:

Number of Votes For:	15,732,897
Number of Votes Against:	285,526
Number of Votes Abstain:	226,009
Number of Non-Votes:	0

(3)	Proposal to approve, by non-binding vote, executive compensation:

Number of Votes For:	4,856,715
Number of Votes Against:	478,083
Number of Votes Abstain:	1,479,710
Number of Non-Votes:	9,429,924

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: June 4, 2015

	By:	/s/ Karen Witte Duros
	Name:	Karen Witte Duros
	Title:	Sr. Vice President & General Counsel